EXHIBIT 99.1

Transcript of

United States Antimony Corporation

Investor Call

October 18, 2023

Participants

Gary C. Evans - Chairman, United States Antimony Corporation

Joe Bardswich - Director, United States Antimony Corporation

Rick Isaak - Senior VP & Chief Financial Officer, United States Antimony Corporation

Analysts

Robert Ralston - Ralston Financial Group

Presentation

Operator

Greetings. Welcome to the United States Antimony Investor Call. [Operator Instructions] Please note this conference is being recorded.

I will now turn the conference over to your host, Gary C. Evans, you may begin.

Gary C. Evans - Chairman, United States Antimony Corporation

Thank you, John, and I thank all of you for joining. Good afternoon and welcome to the United States Antimony conference call for the second quarter and first quarter of 2023. I’m Chairman of the Board and with me today is another Board member Joe Bardswich who many of you spoken with before, and Rick Isaak. This is his first attendance at one of our calls. He’s our Senior VP and Chief Financial Officer. There’ll be no other management members on the call today.

So first of all, I’d like to say that we’re very proud to announce that our company is completely current with all our regulatory filings with the SEC and that includes our first and second quarter Form 10-Qs, and we plan on staying that way going forward. The people that were responsible for delays in these filings are no longer employed with the company. We’ve recently significantly beefed up our accounting staff, with the addition of Rick Isaak, who I just mentioned, as well as David Welch [Phonetic], who's our new controller and who started about a month ago. Rick has been on board a little over two months. I also wanted to mention that we, today, or I should say a couple days ago, received a letter from the New York Stock Exchange regaining our full compliance after being current with the filings of these two 10-Qs.

Transcript Provided by

I’d like to now go into a financial overview of the six months, predominantly comparing that period, for the six months of 2022. Revenues were down $2.5 million or about 34% on a fully consolidated basis. Cost of goods sold was only down 7% or $352,000. So that in itself is a problem, because the cost of goods sold should have gone down similarly as to your revenues and that problem really results into Mexico. The gross profit then turned into a loss of $239,000 or down $2.1 million compared to last year. So operating expenses also rose $667,000 and that’s due to a number of items; many are unusual items such as legal, some bad debt that we wrote off, the Wadley write off that we’ll talk about today, and a few other things.

EBITDA swing for the first six months of 2023 compared to the six months of 2022 was a negative $2.4 million, so we swung $2.4 million downward on EBITDA; this is all 100% associated with antimony. So let’s talk about inventory for a bit. There was a large inventory build of $1.16 million, most of which was done at a loss and this is one of the problems that the new team is trying to fix. We actually wrote down $456,000 of inventory during the second quarter. Therefore, for the first six months of 2023, the company reported a net loss of $1.2 million versus a profit last year for the same six month period of $1.1 million, so that’s a swing of $2.4 million. It is important for everybody on this call to know though that net income in the first six months of 2023 would have been $540,000, I say it again $540,000, had it not been from Mexico. So the company’s problems lie totally within Mexico and we’re going to talk about that some more.

So let’s now break down the two business lines of the company, which as you know, our antimony and zeolite sales. For the first six months of June 30, 2023, compared to same period last year, antimony revenue decreased 40% or $2.1 million. Gross profit was a loss of 582,000 or change of $2.1 million swing. Pounds of antimony sold decreased 16% and the average sales price per pound was down 28% or $1.85 per pound.

Operator

Okay, we’ve seem to have lost Gary’s line. Please continue to hold up, ladies and gentlemen, while we reconnect Gary, just one moment. Please continue to hold ladies and gentlemen while we reconnect Gary.

Gary C. Evans - Chairman, United States Antimony Corporation

Sorry about that everybody. I got disconnected. I’m in a foreign country and the cell service here is not quite as good as the United States. So, I’m going to repeat of, I think, where I lost everybody. This is concerning antimony sales, the average sales price per pound was down 28%, or $1.85 per pound to $4.81 per pound. So, this decrease was premier dominantly due to lower sales price per pound, which is largely in line with market rates for antimony that we see on the big board. The decrease in pounds, though, was predominantly due to antimony or supply shortages during the first quarter of 2023 and this was all related to a third-party supplier that had machinery and equipment failures as well as less demand coupled with increased competition. So those are the explanations for the antimony drop.

Let’s talk about zeolite now. For the first six months ended June 30, 2023, compared to same period in 2022, zeolite revenue decreased 25% of $425,000. A combination of downtime, which was predominantly in our first quarter, almost two months when we mentioned earlier, and lower sales price per ton due to change in the mix of products sales was the factors contributing to this decline. And if you want to get some real granular detail, go to page 18 of the Form 10-Q and we provide a lot of detail and explanation. Total tonnage sold was only down about 9%.

Transcript Provided by

So some hard numbers for people to know, cash at June 30, 2023 was $13.7 million. We have not implemented any additional buybacks, and that’s not contemplated right now, concerning the stock repurchase until we cure this cash burn. We are going to fix that and that is number one on our agenda.

So let’s talk about Mexico for a minute since I mentioned that that is where I think our real problem exists. I’ve visited Mexico, actually several of our site locations a couple of weeks ago. Those include the Madero smelter in Coahuila, Mexico, and the Puerto Blanco flotation mill over in Guanajuato, Mexico. And these two smelters basically take raw antimony material that is trucked in from other locations in Mexico and we crush it, hammer-mill it, bake it and process antimony or crude oxide, which is then shipped elsewhere; some of which is actually shipped to our Montana plant to produce finish antimony products. It is important to note that both these smelters that I went to a couple of weeks ago in Mexico, nothing is mined there. These are strictly processing facilities and all material is trucked in to these locations. So conclusion from looking and meeting the people and observing the operations is that both of these locations are poorly managed, with very little if any management oversight, either today or in the past. We need more cost analysis, which Rick and I are discussing, and he’s working on completing to better understand how these two smelters can work in conjunction with Mexico. Understanding the potential cash flow with changes recently made regarding pricing of inbound raw material and quality of rock will help define the ultimate longevity of our Mexican operations.

So it’s important for investors to know that we have identified the problem, we’re working on the problem, and we began fixing the problem with the first change to one of the sites widely, widely as a property, and that we had a purchase agreement that was executed in August of 2022, and we had an option to acquire a mining claims at this location in Mexico. We were paying $10,000 a month, plus a VAT tax for the right to mine and conduct geological studies. The sellers of this property were given quite a bit of notice regarding items that we needed to have before entertaining the purchase of this property, none of that has been provided after several written letter requests, so we made a decision to get out of this potential agreement and we recognized a $100,000 loss in the second quarter related to the capitalized lease payments on this property as of June 30. So we have begun our decisions on Mexico and Wadley was the first one that we made, and there will be others made in the coming months.

So let me kind of give you some conclusion, it’s important for everybody to know that the first and second quarters of 2023, the theme that you’re hearing from today was not involved. In other words, I sat on the Board, I had no say so. Rick was not on board. Our former President is gone. So we feel like we took that information, we did a lot of homework trying to better understand the numbers and we have begun making decisions of first and second quarter results, so right this ship, to get this company back to making money. So I think in summary, we’ve got our accounting and financial filings fixed, we found a lot of problems, we have implemented new requirements on personnel to fix those problems. We’ve gotten rid of people that were part of the problem. We’ve got this new management team, predominantly in accounting area, which Rick leads. We know we can make money with zeolite. Our operations in Bear River and over in Preston, Idaho, continue to improve. We’re more efficient than we were. We have much more storage; in fact, I give prior management credence for this. We built some storage facilities that are covered that will allow work to continue during the winter months. We’ve added automation but there’s a whole lot more automation that needs to be added. We’re bidding on lots of new business. The part of the problem is making sure we can meet the demands of the new customers that we’re bidding from. And we’ve increased pricing across the board, so that you won’t really start seeing the results of that price increase until the third and fourth quarters.

Transcript Provided by

Antimony operations in Montana are profitable as well and, primarily though, because we received the material from Montana from a third party, not from our company, not from our mines, but from a third party. So that again tells you that there’s a problem in our costs with respect to our mining operations. Antimony operations in Mexico are really the Achilles heel of this company today. And so, what have we done thus far? As I mentioned, Wadley is gone, pricing parameters on purchasing new raw material have been implemented, Rick has been great in helping -- tell management that you cannot buy except at this price and at this quality. The quality of the new source material has been implemented to meet minimum specific qualification, so we’re not paying as much for new material from mines and we’re getting higher quality or we don’t buy it. And part of the problem is Mexico has been running kind of a mass. We built a significant amount of inventory down there. We actually had to take some write offs of inventory, as I mentioned. We’re continuing to do detailed cost analysis by project, by site, in to see what other areas we can do to cut costs. Communication between managers, we’re trying to improve that. I found that out of my trip is that managers have two smelters that were less than 100 miles apart weren’t even talking to one another if they had a problem. So, more changes are coming prior to year end and we’re going to make this right.

Obviously, world events regarding Israel and Hamas are evolving, Russia and Ukraine are creating instability, which should continue to help antimony prices. And so we want to be careful. We don’t cut off our nose to spite our face regarding Mexico, but we got to get Mexico at a minimum to breaking even and that is really what your management team and your board is striving to do, and you’ll see additional changes coming going forward. So I think we’ve accomplished a lot in a very short period of time, and we’re getting this company back to where it needs to be.

So with that, operator, I’d like to open up the floor to questions.

Operator

Absolutely, thank you. [Operator Instructions] Okay, your first question comes from Michael [Phonetic], private investor. Michael, your line is live.

Q: Yes, thank you. I saw that we had been approved by the DoD, DLA for antimony trisulfide. Are we making any progress on that?

Transcript Provided by

Gary C. Evans - Chairman, United States Antimony Corporation

Joe, you want to respond to that?

Joe Bardswich - Director, United States Antimony Corporation

Sorry, I was on mute there. The big problem there is the cartels really control the area where the Guadalupe mine is. We’ve had real problems getting our people into there safely etc. Going forward, the intent is to try and get assistance from both the Mexican government and the US government in terms of safety of the site and improvement in the infrastructure and basically move that into a production status.

Q: I understand we have to antimony trisulfide in the warehouse. Is that true?

Joe Bardswich - Director, United States Antimony Corporation

Not that I’m aware of.

Q: Okay.

Operator

Okay, the next question comes from Neil Shaw [Phonetic] with the United States Antimony Corporation. Neil, your line is live.

Q: Yeah. Yes, sir. Thank you. So my question is that like going forward for quarter three and quarter four, do you assume that we can be a better on antimony side? We know zeolite will be a good one but what do you think for the future of antimony. And the second thing like do you think for -- after getting the DoD approval, like what lies behind? Like, are we getting any grants or anything like as our competitor like Perpetua Resources? They are getting like 25 million grant right, but we are not getting anything, we still have a lot of antimony. So if we can answer on both the question, it will be great. Thank you.

Gary C. Evans - Chairman, United States Antimony Corporation

Rick, if you’ll do the first one. I’ll try on the second one. Okay.

Rick Isaak - Senior VP & Chief Financial Officer, United States Antimony Corporation

Sure. So, on the first question -- repeat your question, for Q3 and Q4 with antimony, I didn’t catch that.

Q: Yeah, so like -- yeah, Q3, Q4, are you assuming we will be on a better place on selling on the antimony side? If the price will be the same price right now, do you think the balance sheet will be better at the end of the year?

Transcript Provided by

Rick Isaak - Senior VP & Chief Financial Officer, United States Antimony Corporation

With antimony, it is difficult. We haven’t really provided guidance into Q3 and Q4. I think the comments that Gary made about various things are going on in the world could help that but there are other things, the UAW strike and things that have also caused it to kind of go the other way. So, it’s a tough one to predict into Q3 and Q4. You know the supplier issue that happened in Q1 is, for the most part, over at this point, and they continue to supply antimony, and we’re ready for business. So, we’re hopeful, but it is a tough one to predict into the last six months of the year.

Q: Perfect.

Gary C. Evans - Chairman, United States Antimony Corporation

And on the second part, we obviously, are trying our best to get government funding, there has been some funding to one of our competitors. And that funding, though, I don’t think that company is at least a couple years away from actually producing the product. So we think we’re in a unique position because of our expertise in antimony, and because of our activity, but as Joe said, one of the best antimony mines we have in Mexico has definitely got a problem with respect to safety, and we’re trying our best to get the government, if you really want this product help us. They’ve done that before for other companies and give us security and give us the kind of safety we need for our people to be able to access this mine and this ore. So, that’s why -- you could just say, hey, let’s get out of Mexico completely, we’re trying to do it very methodically, we’re trying to take it step by step, be sure that we know what we’re doing and we’re doing it intelligently. The company historically has not had the proper kind of accounting and cost analysis by project to be able to make any intelligent decisions, in my opinion. And part of this is new people trying to learn what the company has done in the past. The two smelters I went to, I kept saying, well, why are they here? Why are they located in these areas of Mexico, and nobody could explain that. It was just like, okay, let’s build a smelter here. So you pay for trucking. So we’re trying to figure out ways that we can keep cutting the costs, to be able to least keep the option value of antimony in Mexico without completely exiting, whether we can do that or not, I can’t tell you today, because we don’t know, but we are making significant progress and, as I mentioned earlier, the decision to go widely saves the company quite a bit of money and gets us out of what we consider to be a problem situation. So hopefully, I answered your question.

Q: So just like to add to that, like, do you ask them in 2024, you are able to supply DoD, like what they’re demanding for the quantity or anything you can -- like do in sight or, like, what do you think on that on 2024?

Gary C. Evans - Chairman, United States Antimony Corporation

Where it would depend on what the contract is, so it’s hard to say, well, can we supply something that we’ve never seen a contract for. So I think if we were to get a contract and with some of the conditions that we would need to accept that contract, I think it’s a real possibility but we can’t speculate on that because we don’t have anything to hang our hat on. Okay, operator, get our next question.

Q: Thank you.

Transcript Provided by

Gary C. Evans - Chairman, United States Antimony Corporation

Thank you.

Operator

The next question comes from Dan Simms [Phonetic], private investor. Dan, please proceed.

Q: Yeah, thank you for taking my question. My question is, first of all, I used to be a neighbor of the antimony mine for over 10 years. I live just about three miles from it. My question is, when I wanted to write the Board and send them a note or a letter, it is going to the PO Box in Thompson Falls. How do we get a hold to you Mr. Evans, directly? And second question is…

Gary C. Evans - Chairman, United States Antimony Corporation

I have an email address and I’d be happy to correspond with you that way.

Q: Okay. How do I get a hold of that?

Gary C. Evans - Chairman, United States Antimony Corporation

It’s on the website.

Q: It is on the website. Okay. I must have missed it. I’m sorry. The second question I have is, antimony, as I understand it with ammunitions is -- it’s very important to making ammunition. With this war that’s going on, two wars are going on -- go ahead. I didn’t mean to interrupt.

Gary C. Evans - Chairman, United States Antimony Corporation

No, you’re correct. You’re correct. Keep going. I’m sorry.

Q: Okay. I would think that demand would be such that their stock would be not $0.35, but probably $4 or $5, even $10. I’ve been with this company for a long, long time. In fact, the first caller used to be -- Mike, the first caller, was a geologist there at the antimony mine and I’ve gotten a lot of my information from him over the years. So I guess my question is, why are we not selling more of this? Am I missing something?

Gary C. Evans - Chairman, United States Antimony Corporation

Joe, I’ll let you respond and then I will respond.

Transcript Provided by

Joe Bardswich - Director, United States Antimony Corporation

Okay. Specifically, antimony trisulfide, we aren’t selling more of it because we’re having production problems due to the cartel and the poor infrastructure to get into Guadalupe. Our number one guy in Mexico who looks after these things that, frankly, just said, I’m not going there that there were a situation where there were a bunch of burning tires and rumors that cartel bodies were being thrown on the tire pile. We were working on that, but we need the government. We’re not going to take on the cartel.

Operator

Okay. We have a follow up question coming from Michael [Phonetic]. Please proceed.

Q: Yeah. The last caller actually answered that or asked the question I was going to ask here but -- and I was Chief Chemist, Chief Metallurgist there for almost 10 years, so I have a pretty good background in antimony. I would like to be able to meet up with the Board at some point. I’m the Managing Member of M&M Minerals [Phonetic] now, Founder and Managing Member. If it’s possible to meet up with you guys, I would like to do that.

Gary C. Evans - Chairman, United States Antimony Corporation

Yeah, we’d very much like to. Anybody that’s got ideas for business or something positive that they would like to talk about, we’d be happy to meet with you. So, again, my contact information is on the website.

Q: Okay. Yep. Yeah, I heard that and I’ll be -- we’ll be contacting you via that method.

Gary C. Evans - Chairman, United States Antimony Corporation

Thank you.

Q: Thank you.

Gary C. Evans - Chairman, United States Antimony Corporation

Operator, anybody else?

Operator

Yes, we have a question coming from Robert Ralston, with Ralston Financial Group. Please proceed.

Q: So I’d like to make an observation. I’m an individual investor and have been for decades now. And it is clear that the -- this is not a question, it is clear that the new management is addressing the issues that have fallen by the wayside for so many years. I’m thrilled to hear the progress and attention to detail that’s being placed on this company. I’m awfully glad to see the new team there, because that has been sorely missing for so long. So as a businessman --

Transcript Provided by

Gary C. Evans - Chairman, United States Antimony Corporation

Very much appreciate your vote of confidence, sir.

Q: Well, I’m a businessman, and I bought a business recently, and within six weeks, the prior owner died. And it left me with responsibilities that I had not really been prepared for at least thought I could get some answers to quickly, that didn’t happen. So I understand what you’re going through and I want to give you a vote of confidence. You’re doing a great job. That’s the end of my comment.

Gary C. Evans - Chairman, United States Antimony Corporation

Thank you, sir. We hope to continue make you proud.

Operator

We have a follow up coming from Neil Shaw [Phonetic] with United States Antimony Corporation. Neil, please proceed.

Q: Thank you so much for giving one more opportunity. So my question is like, are we getting any confirmation from Ambri like they’re getting the Xcel Energy, the big order? So can we assume like more sales on antimony or do they have like another option, like Emily has to get the antimony from other site?

Gary C. Evans - Chairman, United States Antimony Corporation

Joe or Rick, you want to respond to that? I’m not sure I’ve understood it.

Joe Bardswich - Director, United States Antimony Corporation

I’ll give it the first shot if you want. So -- and a lot of isn’t personal opinion, so Ambri is into a new technology. It’s not growing as quick as they -- it is not growing as quick as I wanted it to see grow, et cetera and so we have not done very much business with Ambri. On the other side, we are their primary supplier and that’s mainly due to our ability to give them quality products.

Q: Okay. Can we assume like more sales from Ambri going forward?

Joe Bardswich - Director, United States Antimony Corporation

If Ambri can solve their problems and get those storage batteries out there, then there’s going to be an awful lot of antimony sold to them. I don’t think that the technology had gone from the lab to the manufacturing yet is a problem.

Operator

Okay. The next question comes from --

Transcript Provided by

Gary C. Evans - Chairman, United States Antimony Corporation

Operator, I think we’re done for the day. We spend about 35 minutes, like to thank everybody for listening in, and we hope to continue to provide you updated improvements. And we’ll be filing our third quarter Q on time and we’ll have another update call after that filing. So thank you again, and feel free to reach out to us if you have any specific questions. All of our contact information is on our website. Thank you.

Operator

Thank you. This concludes today’s conference and you may disconnect your lines at this time. Thank you for your participation.

Transcript Provided by